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                                                                  Exhibit 3.2(a)

                             NABISCO HOLDINGS CORP.

                                     BY-LAWS

                      As Amended Effective February 4, 1999

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

           Section 1. PLACE OF MEETINGS. Meetings of stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

           Section 2. ANNUAL AND SPECIAL MEETINGS. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting, provided that the first annual meeting to be held following the amendment of these By-Laws shall be held on the first Wednesday in May 1996 unless otherwise determined by the Board of Directors. Special meetings of stockholders may be called by the Chairman of the Board or the President for any purpose and shall be called by the Chairman, the President or the Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% in voting power of the stock of the Corporation then entitled to vote for the election of directors. Each such stockholder request shall state the purpose of the proposed meeting.

           Section 3. NOTICE. Except as otherwise provided by law or by the Certificate of Incorporation, written notice shall be given to each stockholder entitled to vote at least 10 and not more than 60 days before each meeting of stockholders, such notice to include the time, date and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

           Section 4. QUORUM. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority in voting power of the Corporation's stock issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.
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           Section 5. CONDUCT OF MEETING AND ORDER OF BUSINESS. The Chairman or,
in his absence, the President or an Executive Vice President, as the Chairman shall designate, shall act as chairman at all meetings of stockholders. The Secretary of the Corporation or, in his absence, an Assistant Secretary shall act as secretary at all meetings of stockholders. The chairman of the meeting shall have the right and authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meeting after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business not properly submitted, and limiting time allowed for discussion of the business of the meeting.

           Business to be conducted at annual meetings of stockholders shall be limited to that properly submitted to the meeting either by or at the direction of the Board of Directors or by any stockholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice requirements set forth in Section 6 of this Article I. If the chairman of the meeting shall determine that any business was not properly submitted in accordance with the terms of Section 6 of this Article I, he shall declare to the meeting that such business was not properly submitted and will not be transacted at that meeting.

           Section 6. ADVANCE NOTICE OF STOCKHOLDER PROPOSALS. In order to properly submit any business to an annual meeting of stockholders, a stockholder must give timely notice in writing to the Secretary of the Corporation. To be considered timely, a stockholder's notice must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (a) not less than 120 days nor more than 150 days before the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting of stockholders or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting.

           Nomination of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders. However, nominations other than those made by the Board of Directors or its designated committee must comply with the procedures set forth in this Section 6, and no person shall be eligible for election as a director unless nominated in accordance with the terms of this
Section 6.

           A stockholder may nominate a person or persons for election to the Board of Directors by giving written notice to the Secretary of the Corporation in accordance with the procedures set forth above. In addition to the timeliness requirements set forth above for notice to the Corporation by a stockholder of business to be submitted at an annual


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meeting of stockholders, with respect to any special meeting of stockholders called for the election of directors, written notice must be delivered in the manner specified above and not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

           The Secretary of the Corporation shall deliver any stockholder proposals and nominations received in a timely manner for review by the Board of Directors or a committee designated by the Board of Directors.

           A stockholder's notice to submit business to an annual meeting of stockholders shall set forth (i) the name and address of the stockholder, (ii) the class and number of shares of stock beneficially owned by such stockholder,
(iii) the name in which such shares are registered on the stock transfer books of the Corporation, (iv) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) any material interest of the stockholder in the business to be submitted and (vi) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation.

           In addition to the information required above to be given by a stockholder who intends to submit business to a meeting of stockholders, if the business to be submitted is the nomination of a person or persons for election to the Board of Directors then such stockholder's notice must also set forth, as to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address and, if known, residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, (e) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (f) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

           Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination.


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           Notwithstanding the foregoing provisions of this Section 6, a stockholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

           Section 7. VOTING. Except as otherwise provided by law or by the Certificate of Incorporation, all matters submitted to a meeting of stockholders (other than the election of directors) shall be decided by vote of the holders of record, present in person or by proxy, of a majority in voting power of the Corporation's stock issued and outstanding and entitled to vote.

           A proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and shall be delivered to the secretary of the meeting at or prior to the time designated by the chairman of the meeting. No stockholder may designate more than four persons to act on his behalf at a meeting of stockholders.

           Section 8. INSPECTORS OF ELECTION. Prior to any meeting of stockholders, the Board of Directors shall appoint one or more inspectors to act at the meeting and make a written report thereof in accordance with the Delaware General Corporation Law. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability.

                                   ARTICLE II

                                    DIRECTORS

           Section 1. NUMBER, ELECTION AND REMOVAL OF DIRECTORS. The number of Directors that shall constitute the Board of Directors shall be not less than one nor more than seventeen, which number shall be determined by the Board of Directors or by the stockholders. The Directors shall be elected by the stockholders at the annual meeting and shall serve until the next annual meeting of stockholders and until their successors are elected and shall qualify. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders, and any Director so chosen shall serve until the next annual meeting of stockholders and until his successor shall be elected and shall qualify. A Director may be removed with or without cause by the stockholders.


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           Section 2. MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman or the President and shall be called by the Chairman, the President or the Secretary if directed by the Board of Directors. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular or special meetings of the Board of Directors.

           Section 3. QUORUM. One-third of the total number of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these By-Laws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

           Section 4. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an Executive Committee consisting of the Chairman and at least two other Directors. Meetings of the Executive Committee shall be held without notice at such dates, times and places as shall be determined by the Executive Committee. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation that are permitted by law to be exercised by a committee of the Board of Directors, including the power to declare dividends, to authorize the issuance of stock and to adopt a certificate of ownership and merger of parent corporation and subsidiary or subsidiaries; provided, however, that, except as hereinafter provided, the Executive Committee shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation with respect to the Corporation, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the By-Laws of the Corporation. The majority of the members of the Executive Committee shall constitute a quorum. Minutes shall be kept of the proceedings of the Executive Committee, which shall be reported at meetings of the Board of Directors. The Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors of the Corporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the designation or number of shares of any series of stock or authorize the increase or decrease of the shares of any series.


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           Section 5. OTHER COMMITTEES OF DIRECTORS. The Board of Directors may,
by resolution adopted by a majority of the entire Board of Directors, designate one or more other committees to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

                                   ARTICLE III

                                    OFFICERS

           Section 1. DESCRIPTION AND TERMS. The officers of the Corporation shall be the Chairman, a President, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and serve at the pleasure of the Board of Directors; provided that the President may appoint Senior Vice Presidents, Vice Presidents or Assistant Officers at his discretion. Subject to such limitations as may be imposed by the Board of Directors, the President shall, acting singly have full executive power and authority with respect to the Corporation. In addition, in the absence or incapacitation of the Chairman, the President shall have all the power and authority of the Chairman. Other officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Subject to such limitations as the Board of Directors may provide, each officer may further delegate to any other officer or any employee or agent of the Corporation such portions of their authority as the officer shall deem appropriate, subject to such limitation as the officer shall specify, and may revoke such authority at any time.

           Section 2. STOCKHOLDER CONSENTS AND PROXIES. The Chairman, the President, the Secretary and the Treasurer, or any one of them, shall have the power and authority on behalf of the Corporation to execute any stockholders' consents or proxies and to attend and act and vote in person or by proxy at any meetings of stockholders of any corporation in which the Corporation may own stock, and at any such meetings shall possess and may exercise any and all of the rights and powers incident to the ownership


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of such stock which as the owner thereof the Corporation might have possessed and executed if present. The Board of Directors by resolution from time to time may confer like powers upon any other officer.

                                   ARTICLE IV

                               GENERAL PROVISIONS

           Section 1. NOTICES. Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice shall be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram or facsimile transmission or be delivered personally or by telephone.

           Section 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors.

           Section 3. CERTIFICATES OF STOCK. Certificates representing shares of the Corporation shall be signed by the President and by the Secretary or an Assistant Secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be facsimile.


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